Exhibit 99.1

Index to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Genworth Financial Mortgage Insurance Pty Ltd

Condensed Consolidated Statements of Income

(U.S. dollar amounts in thousands)

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues:
Net premiums earned	$74,586	$84,034	$138,316	$166,995
Net investment income	29,340	38,221	55,027	73,347
Net investment gains (losses)	378	58	2,966	(614)
Other income	292	1,411	410	2,599

Total revenues	104,596	123,724	196,719	242,327

Losses and expenses:
Net losses and loss adjustment expenses	41,004	35,345	79,578	70,159
Acquisition and operating expenses, net of deferrals	12,405	17,821	23,866	36,631
Amortization of deferred acquisition costs and intangibles	6,450	6,233	11,720	13,399

Total losses and expenses	59,859	59,399	115,164	120,189

Income before income taxes	44,737	64,325	81,555	122,138
Provision for income taxes	16,696	20,053	27,504	38,746

Net income	$28,041	$44,272	$54,051	$83,392

Supplemental disclosures:
Total other-than-temporary impairments	$—	$—	$—	$(699)
Portion of other-than-temporary impairments included in other comprehensive income (loss)	—	—	—	—

Net other-than-temporary impairments	—	—	—	(699)
Other investment gains (losses)	378	58	2,966	85

Total net investment gains (losses)	$378	$58	$2,966	$(614)

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Condensed Consolidated Balance Sheets

(U.S. dollar amounts in thousands, except share amounts)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Investments:
Fixed maturity securities available-for-sale, at fair value	$1,919,561	$1,445,802
Short-term investments	41,633	40,595

Total investments	1,961,194	1,486,397

Cash and cash equivalents	328,367	408,182
Accrued investment income	27,845	21,406
Prepaid reinsurance premium	669	715
Deferred acquisition costs	75,376	58,141
Goodwill	6,055	5,222
Related party receivables	5,016	4,251
Other assets	29,947	26,399

Total assets	$2,434,469	$2,010,713

Liabilities and stockholder’s equity
Liabilities:
Reserve for losses and loss adjustment expenses	$172,311	$137,522
Unearned premiums	904,438	732,132
Deferred tax liability	770	10,689
Related party payables	63,423	43,626
Other liabilities and accrued expenses	36,993	34,434

Total liabilities	1,177,935	958,403

Stockholder’s equity:
Ordinary shares – No par value; 1,356,558,500 shares authorized and issued as of June 30, 2009 and December 31, 2008	—	—
Additional paid-in capital	558,925	558,925

Accumulated other comprehensive income (loss), net of tax:
Net unrealized investment gains (losses):
Net unrealized gains (losses) on securities not other-than-temporarily impaired	4,565	26,872
Net unrealized gains (losses) on other-than-temporarily impaired securities	—	—

Net unrealized investment gains (losses)	4,565	26,872

Foreign currency translation adjustments	100,070	(71,545)

Total accumulated other comprehensive income (loss)	104,635	(44,673)
Retained earnings	592,974	538,058

Total stockholder’s equity	1,256,534	1,052,310

Total liabilities and stockholder’s equity	$2,434,469	$2,010,713

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Condensed Consolidated Statements of Changes in Stockholder’s Equity

(U.S. dollar amounts in thousands)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholder’s equity
Balances as of January 1, 2008	$548,953	$152,172	$384,341	$1,085,466

Comprehensive income (loss):
Net income	—	—	83,392	83,392
Net unrealized losses on investment securities	—	(8,186)	—	(8,186)
Foreign currency translation adjustments	—	102,831	—	102,831

Total comprehensive income (loss)				178,037

Capital contribution	4,745	—	—	4,745

Balances as of June 30, 2008	$553,698	$246,817	$467,733	$1,268,248

	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholder’s equity
Balances as of January 1, 2009	$558,925	$(44,673)	$538,058	$1,052,310

Cumulative effect of change in accounting		(865)	865	—
Comprehensive income (loss):
Net income	—	—	54,051	54,051
Net unrealized losses on investment securities	—	(21,442)	—	(21,442)
Foreign currency translation adjustments	—	171,615	—	171,615

Total comprehensive income (loss)				204,224

Balances as of June 30, 2009	$558,925	$104,635	$592,974	$1,256,534

Genworth Financial Mortgage Insurance Pty Ltd

Condensed Consolidated Statements of Cash Flows

(U.S. dollar amounts in thousands)

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	Six months ended June 30,
	2009	2008
Cash flows from operating activities:
Net income	$54,051	$83,392
Adjustments to reconcile net income to net cash from operating activities:
Amortization of investment discounts and premiums	(1,161)	(1,089)
Net investment (gains) losses	(2,966)	614
Acquisition costs deferred	(18,129)	(17,675)
Amortization of deferred acquisition costs and intangibles	11,720	13,399
Deferred income taxes	(1,654)	—
Corporate overhead allocation	8,493	11,954
Change in certain assets and liabilities:
Accrued investment income and other assets	(11,244)	(5,493)
Reserve for losses and loss adjustment expenses	34,653	(4,788)
Unearned premiums	174,318	14,234
Other liabilities	5,899	(18,283)

Net cash from operating activities	253,980	76,265

Cash flows from investing activities:
Proceeds from maturities and repayments of fixed maturity securities and short-term investments	121,411	163,732
Purchases of fixed maturity securities and short-term investments	(363,131)	(313,645)

Net cash from investing activities	(241,720)	(149,913)

Cash flows from financing activities:
Capital contribution received	—	—

Net cash from financing activities	—	—

Effect of exchange rate changes on cash and cash equivalents	(92,075)	27,936

Net change in cash and cash equivalents	(79,815)	(45,712)

Cash and cash equivalents at beginning of period	408,182	311,720

Cash and cash equivalents at end of period	$328,367	$266,008

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

(1) Nature of Business, Formation of Genworth Mortgage and Basis of Presentation

Genworth Financial Mortgage Insurance Pty Ltd (“Genworth Mortgage” or the “Company” as appropriate) offers mortgage insurance products in Australia and New Zealand and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default.

The Company’s condensed consolidated financial statements are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and rules and regulations of the United States Securities and Exchange Commission (“SEC”) disclosure requirements for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. These condensed consolidated financial statements include all adjustments considered necessary by management to present a fair statement of the financial position, results of operations and cash flow for the periods presented. The results reported in these condensed consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. Certain prior year amounts have been reclassified to conform to the current year presentation. The condensed consolidated financial statements included herein should be read in conjunction with the audited consolidated financial statements and related notes contained in our 2008 year end financial statements on Form 8-K furnished on March 30, 2009.

The Company’s management has determined that the Company has one reportable operating segment, mortgage insurance.

Genworth Mortgage, formerly GE Mortgage Insurance Company Pty Ltd, is a wholly-owned subsidiary of Genworth Financial Mortgage Insurance Holdings Pty Ltd and was incorporated in Australia on November 10, 2003. The ultimate parent company of Genworth Mortgage is Genworth Financial, Inc. (“Genworth”). Genworth was incorporated in Delaware on October 23, 2003. GE Mortgage Insurance Company Pty Ltd changed its name to Genworth Financial Mortgage Insurance Pty Ltd on November 28, 2005.

The condensed consolidated financial statements are presented in U.S. dollars. The accompanying financial statements include Genworth Financial Mortgage Indemnity Limited and are prepared on a consolidated basis. All intercompany transactions have been eliminated in the consolidated financial statements. Any material subsequent events have been considered for disclosure through August 17, 2009.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

(2) Accounting Pronouncements

Recently adopted

Subsequent Events

On June 30, 2009, we adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 165, Subsequent Events. This statement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The adoption of SFAS No. 165 did not have a material impact on our consolidated financial statements.

Recognition and Presentation of Other-Than-Temporary Impairments

On April 1, 2009, we adopted FASB Staff Position (“FSP”) FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. This FSP amends the other-than-temporary impairment guidance for debt securities and modifies the presentation and disclosure requirements for other-than-temporary impairment disclosures for debt and equity securities. The FSP amends the requirement for management to positively assert the ability and intent to hold a debt security to recovery to determine whether an other-than-temporary impairment exists and replaces this provision with the assertion that we do not intend to sell or it is not more likely than not that we will be required to sell a security prior to recovery. Additionally, the FSP modifies the presentation of other-than-temporary impairments for certain debt securities to only present the impairment loss in net income that represents the credit loss associated with the other-than-temporary impairment with the remaining impairment loss being presented in other comprehensive income (loss) (“OCI”). As of April 1, 2009, we recorded a net cumulative effect adjustment of $865,332 to retained earnings with an offset to accumulated other comprehensive income (loss).

Interim Disclosures About Fair Value of Financial Instruments

On April 1, 2009, we adopted the FSP FAS 107-1 and APB 28-1, Interim Disclosures About Fair Value of Financial Instruments. This FSP amends the fair value disclosure requirements for certain financial instruments to require disclosures during interim reporting periods of publicly traded entities in addition to requiring them in annual financial statements. The adoption of FSP FAS 107-1 and APB 28-1 did not have a material impact on our consolidated financial statements.

Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

On April 1, 2009, we adopted FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. This FSP provides additional guidance for determining fair value when the volume or level of activity for an asset or liability has significantly decreased and identifies circumstances that indicate a transaction is not orderly. The adoption of FSP FAS 157-4 did not have a material impact on our consolidated financial statements.

Disclosures about Derivative Instruments and Hedging Activities

On January 1, 2009, we adopted SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. This statement requires enhanced disclosures about an entity’s derivative and hedging activities. The adoption of SFAS No. 161 did not have any impact on our consolidated financial statements.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

Business Combinations

On January 1, 2009, we adopted SFAS No. 141R, Business Combinations. This statement establishes principles and requirements for how an acquirer recognizes and measures certain items in a business combination, as well as disclosures about the nature and financial effects of a business combination. The adoption of SFAS No. 141R did not have a material impact on our consolidated financial statements.

Noncontrolling Interest in Consolidated Financial Statements

On January 1, 2009, we adopted SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. This statement establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for deconsolidation of a subsidiary. The adoption of SFAS No. 160 did not have a material impact on our consolidated financial statements.

Effective Date of FASB Statement No. 157

On January 1, 2009, we adopted FSP FAS 157-2, Effective Date of FASB Statement No. 157, which adopts SFAS No. 157, Fair Value Measurements, for fair value measurements of certain nonfinancial assets and liabilities, such as impairment testing of goodwill and indefinite-lived intangible assets. The adoption of FSP FAS 157-2 did not have a material impact on our consolidated financial statements.

Not yet adopted

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140. The statement amends the current guidance on transfers of financial assets by eliminating the qualifying special-purpose entity concept, providing certain conditions that must be met to qualify for sale accounting, changing the amount of gain or loss recognized on certain transfers and requiring additional disclosures. This statement will be effective for us on January 1, 2010. We have not yet determined the impact the adoption of SFAS No. 166 will have on our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R). This statement provides guidance for determining which enterprise, if any, has a controlling financial interest in a variable interest entity and requires additional disclosures about involvement in variable interest entities. This statement will be effective for us on January 1, 2010. We have not yet determined the impact the adoption of SFAS No. 167 will have on our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162. This standard establishes two levels of U.S. GAAP, authoritative and nonauthoritative. The FASB Accounting Standards Codification (the “Codification”) will become the source of authoritative, nongovernmental U.S. GAAP, except for rules and interpretive releases of the SEC, which are also sources of authoritative U.S. GAAP for SEC registrants. All other accounting literature will become non authoritative. This statement will be effective for us on July 1, 2009. The adoption will not have any impact on our consolidated financial statements.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

(3) Investments

Other-Than-Temporary Impairments On Available-For-Sale Securities

As of each balance sheet date, we evaluate securities in an unrealized loss position for other-than-temporary impairments. For debt securities, we consider all available information relevant to the collectability of the security, including information about past events, current conditions, and reasonable and supportable forecasts, when developing the estimate of cash flows expected to be collected. Estimating the cash flows expected to be collected is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and judgments regarding the future performance of the underlying collateral. Where possible, this data is benchmarked against third-party sources.

Prior to adoption of FSP FAS 115-2 and FAS 124-2 on April 1, 2009, we generally recognized an other-than-temporary impairment on debt securities in an unrealized loss position when we did not expect full recovery of value or did not have the intent and ability to hold such securities until they had fully recovered their amortized cost. The recognition of other-than-temporary impairments prior to April 1, 2009 represented the entire difference between the amortized cost and fair value with this difference being recorded in net income as an adjustment to the amortized cost of the security.

Beginning on April 1, 2009, we recognize other-than-temporary impairments on debt securities in an unrealized loss position when one of the following circumstances exists:

•	we do not expect full recovery of our amortized cost based on the estimate of cash flows expected to be collected,

•	we intend to sell a security or

•	it is more likely than not that we will be required to sell a security prior to recovery.

Total other-than-temporary impairments are calculated as the difference between the amortized cost and fair value. For other-than-temporarily impaired securities where we do not intend to sell the security and it is not more likely than not that we will be required to sell the security prior to recovery, total other-than-temporary impairments are adjusted by the portion of other-than-temporary impairments recorded in OCI (“non-credit”). Net other-than-temporary impairments recorded in net income represent the credit loss on the other-than-temporarily impaired securities with the offset recorded as an adjustment to the amortized cost to determine the new amortized cost basis of the securities. For other-than-temporary impairments recognized during the period, we present the total other-than-temporary impairments, the portion of other-than-temporary impairments included in OCI and the net other-than-temporary impairments as supplemental disclosure presented on the face of our consolidated statements of income.

For securities that were deemed to be other-than-temporarily impaired and a non-credit loss was recorded in OCI, the amount recorded as an unrealized gain (loss) represents the difference between the current fair value and the new amortized cost for each period presented. The unrealized gain (loss) on an other-than-temporarily impaired security is recorded in OCI until the security is sold or an other-than-temporary impairment is recorded for the entire unrealized loss.

To estimate the amount of other-than-temporary impairment attributed to credit losses on debt securities where we do not intend to sell the security and it is not more likely than not that we will be required to sell the security prior to recovery, we determine our best estimate of the present value of the cash flows expected to be collected from a security by discounting these cash flows by the current effective yield on the security prior to recording any other-than-temporary impairment. If the present value of the discounted cash flows is lower than the amortized cost of the security, the difference between the present value and amortized cost represents the credit loss associated with the security with the remaining difference between fair value and amortized cost recorded as a non-credit other-than-temporary impairment in OCI.

The evaluation of other-than-temporary impairments is subject to risks and uncertainties and is intended to determine the appropriate amount and timing for recognizing an impairment charge. The assessment of whether such impairment has occurred is based on management’s best estimate of the

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

cash flows expected to be collected at the individual security level. We regularly monitor our investment portfolio to ensure that securities that may be other-than-temporarily impaired are identified in a timely manner and that any impairment charge is recognized in the proper period.

Net Investment Income

Sources of net investment income for the periods presented were as follows:

	Three months ended June 30,		Six moths ended June 30,
(U.S. dollar amounts in thousands)	2009	2008	2009	2008
Fixed maturity securities	$26,766	$26,008	$48,639	$59,208
Cash, cash equivalents and short-term investments	3,252	13,117	7,396	15,784

Gross investment income before expenses and fees	30,018	39,125	56,035	74,992
Expenses and fees	(678)	(904)	(1,008)	(1,645)

Net investment income	$29,340	$38,221	$55,027	$73,347

Net Investment Gains (Losses)

The following table sets forth net investment gains (losses) for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
(U.S. dollar amounts in thousands)	2009	2008	2009	2008
Available-for-sale securities:
Realized gains on sale	$468	$228	$3,056	$590
Realized losses on sale	(90)	(170)	(90)	(505)
Impairments:
Total other-than-temporary impairments	—	—	—	(699)
Portion of other-than-temporary impairments included in OCI	—	—	—	—

Net other-than-temporary impairments	—	—	—	(699)

Net investment gains (losses)	$378	$58	$2,966	$(614)

The aggregate fair value of securities sold at a loss during the three months ended June 30, 2009 and 2008 was $3 million and $21 million, respectively, which was approximately 97% and 99%, respectively, of book value. The aggregate fair value of securities sold at a loss during the six months ended June 30, 2009 and 2008 was $3 million and $39 million, respectively, which was approximately 97% and 99%, respectively, of book value.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

Unrealized Investment Gains and Losses

Net unrealized gains and losses on investment securities classified as available-for-sale are reduced by deferred income taxes that would have resulted had such gains and losses been realized. Net unrealized gains and losses on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income (loss) as of the dates indicated were as follows:

(U.S. dollar amounts in thousands)	June 30, 2009	December 31, 2008
Net unrealized gains (losses) on available-for-sale securities:
Fixed maturity securities	$6,529	$38,398
Deferred income taxes	(1,964)	(11,526)

Net unrealized investment gains (losses)	$4,565	$26,872

The change in net unrealized gains (losses) on available-for-sale securities reported in accumulated other comprehensive income (loss) for the periods indicated was as follows:

(U.S. dollar amounts in thousands)	As of or for the three months ended June 30, 2009	As of or for the six months ended June 30, 2009
Beginning balance	$20,727	$26,872
Cumulative effect of change in accounting	(865)	(865)
Activity during the period:
Unrealized gains (losses) on securities	(21,833)	(28,038)
Provision for deferred taxes	6,782	8,524

Change in unrealized gains (losses)	(15,051)	(19,514)
Reclassification adjustments to net investment (gains) losses, net of taxes of $132 and $1,038	(246)	(1,928)

Ending balance	$4,565	$4,565

Fixed Maturity Securities

As of June 30, 2009, the amortized cost or cost, gross unrealized gains (losses) and fair value of the fixed maturity securities classified as available-for-sale were as follows:

		Gross unrealized gains on securities		Gross unrealized losses on securities
(U.S. dollar amounts in thousands)	Amortized cost or cost	Not other-than- temporarily impaired	Other-than- temporarily impaired	Not other-than- temporarily impaired	Other-than- temporarily impaired	Fair value
Fixed maturity securities:
Government—non-U.S.	$141,206	$2,659	$—	$(1,384)	$—	$142,481
Corporate—U.S.	144,640	50	—	(5,962)	—	138,728
Corporate—non-U.S.	1,627,186	27,608	—	(16,442)	—	1,638,352

Total available-for-sale securities	$1,913,032	$30,317	$—	$(23,788)	$—	$1,919,561

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

As of December 31, 2008, the amortized cost or cost, gross unrealized gains (losses) and fair value of the fixed maturity securities classified as available-for-sale were as follows:

(U.S. dollar amounts in thousands)	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value
Fixed maturity securities:
Government—non-U.S.	$66,972	$6,416	$—	$73,388
Corporate—U.S.	136,121	67	(4,837)	131,351
Corporate—non-U.S.(1)	1,204,311	43,307	(6,555)	1,241,063

Total available-for-sale securities (1)	$1,407,404	$49,790	$(11,392)	$1,445,802

(1)	Amounts have been revised to exclude short-term investments.

The following table presents the gross unrealized losses and fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of June 30, 2009:

	Less than 12 months			12 months or more
(U.S. dollar amounts in thousands)	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities
Description of Securities
Fixed maturity securities:
Government—non-U.S.	$83,525	$(1,384)	3	$—	$—	—
Corporate—U.S.	35,076	(853)	3	85,128	(5,108)	12
Corporate—non-U.S.	491,393	(9,826)	40	118,290	(6,617)	20

Total for securities in an unrealized loss position	$609,994	$(12,063)	46	$203,418	$(11,725)	32

% Below cost—fixed maturity securities:
<20% Below cost	$609,994	$(12,063)	46	$194,537	$(8,302)	29
20-50% Below cost	—	—	—	8,881	(3,424)	3
>50% Below cost	—	—	—	—	—	—

Total for securities in an unrealized loss position	$609,994	$(12,063)	46	$203,418	$(11,725)	32

Investment grade	$605,723	$(11,289)	45	$190,983	$(8,454)	30
Below investment grade	—	—	—	—	—	—
Not rated—fixed maturity securities	4,271	(774)	1	12,435	(3,271)	2

Total for securities in an unrealized loss position	$609,994	$(12,063)	46	$203,418	$(11,725)	32

The investment securities in an unrealized loss position as of June 30, 2009 consisted of 78 securities and accounted for unrealized losses of $24 million. Of these unrealized losses of $24 million, 83% were investment grade (rated AAA through BBB). The unrealized losses on these securities have decreased since 2008 mainly due to increased bond prices and lower cash rates. No unrealized losses on other-than-temporarily impaired securities were included in these unrealized losses as of June 30, 2009.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

Of the investment securities in an unrealized loss position for 12 months or more as of June 30, 2009, three securities were 20% or more below cost, of which one security was also below investment grade (rated BB+ and below) and accounted for unrealized losses of $2 million. This security was issued by a corporation in the finance and insurance sector. There were no other-than-temporarily impaired securities with a non-credit loss recorded in OCI.

While certain securities included in the chart above were considered other-than-temporarily impaired, we expected to recover the new amortized cost based on our estimate of cash flows expected to be collected. As of June 30, 2009, we expect to recover our amortized cost on the securities included in the chart above and do not intend to sell or it is not more likely than not that we will be required to sell these securities prior to recovering our amortized cost.

We expect our investments in corporate securities will continue to perform in accordance with our conclusions about the amount and timing of estimated cash flows. Although we do not anticipate such events, it is at least reasonably possible that issuers of our investments in corporate securities will perform worse than current expectations. Such events may lead us to recognize potential future write-downs within our portfolio of corporate securities.

The following table presents the gross unrealized losses and fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2008:

	Less than 12 months			12 months or more
(U.S. dollar amounts in thousands)	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities
Description of Securities
Fixed maturity securities:
Government—non-U.S.	$—	$—	—	$—	$—	—
Corporate—U.S.	3,563	(202)	1	110,463	(4,635)	14
Corporate—non-U.S.	41,842	(1,342)	11	179,206	(5,213)	28

Total for securities in an unrealized loss position	$45,405	$(1,544)	12	$289,669	$(9,848)	42

% Below cost—fixed maturity securities:
<20% Below cost	$43,002	$(672)	11	$288,107	$(9,216)	41
20-50% Below cost	2,403	(872)	1	1,562	(632)	1
>50% Below cost	—	—	—	—	—	—

Total for securities in an unrealized loss position	$45,405	$(1,544)	12	$289,669	$(9,848)	42

Investment grade	$45,405	$(1,544)	12	$289,669	$(9,848)	42
Below investment grade	—	—	—	—	—	—
Not rated—fixed maturity securities	—	—	—	—	—	—

Total for securities in an unrealized loss position	$45,405	$(1,544)	12	$289,669	$(9,848)	42

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

The scheduled maturity distribution of fixed maturity securities as of June 30, 2009 is set forth below. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

(U.S. dollar amounts in thousands)	Amortized cost or cost	Fair value
Due one year or less	$340,232	$343,024
Due after one year through five years	1,365,500	1,372,112
Due after five years through ten years	207,300	204,425

Total	$1,913,032	$1,919,561

As of June 30, 2009, $129 million of investments were subject to certain call provisions. Typically, call provisions provide the issuer the ability to redeem a security, prior to its stated maturity, at or above par.

Investment Concentrations

As of June 30, 2009, securities issued by finance and insurance industry groups and foreign state government represented approximately 43% and 7%, respectively, of the corporate fixed maturity securities portfolio held by the Company.

As of June 30, 2009, the Company held $266 million in corporate fixed maturity securities issued by the New South Wales Treasury Corporation, which comprised of 21% of total stockholder’s equity. Additionally, the Company held $206 million in corporate fixed maturity securities issued by Queensland Treasury Corp and $147 million in corporate fixed maturity securities issued by Treasury Corporation of Victoria, which comprised of 16% and 12%, respectively, of total stockholder’s equity. No other single issuer exceeded 10% of total stockholder’s equity.

(4) Fair Value Measurements

Recurring Fair Value Measurements

We hold fixed maturity securities which are carried at fair value. The vast majority of our fixed maturity securities use Level 2 inputs for the determination of fair value. These fair values are obtained primarily from industry-standard pricing methodologies based on market observable information. We also utilize internally developed pricing models to produce estimates of fair value primarily utilizing Level 2 inputs along with certain Level 3 inputs. The internally developed models include matrix pricing where we discount expected cash flows utilizing market interest rates obtained from market sources based on the credit quality and duration of the instrument to determine fair value. For securities that may not be reliably priced using internally developed pricing models, we estimate fair value using indicative market prices. These prices are indicative of an exit price, but the assumptions used to establish the fair value may not be observable, or corroborated by market observable information, and represent Level 3 inputs.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

The following tables set forth our assets that are measured at fair value on a recurring basis as of the dates indicated:

	June 30, 2009
(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Assets
Investments:
Fixed maturity securities:
Government—non-U.S.	$142,481	$—	$142,481	$—
Corporate—U.S.	138,728	—	138,728	—
Corporate—non-U.S.	1,638,352	—	1,633,795	4,557

Total fixed maturity securities	$1,919,561	$—	$1,915,004	$4,557

	December 31, 2008
(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Assets
Investments:
Fixed maturity securities:
Government—non-U.S.	$73,388	$—	$73,388	$—
Corporate—U.S.	131,351	—	131,351	—
Corporate—non-U.S.	1,241,063	—	1,241,063	—

Total fixed maturity securities	$1,445,802	$—	$1,445,802	$—

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

The following tables present additional information about assets measured at fair value on a recurring basis and for which we have utilized significant unobservable (Level 3) inputs to determine fair value as of or for the dates indicated:

		Total realized and unrealized gains (losses)
	Beginning balance as of April 1, 2009	Included in net income	Included in OCI	Purchases, sales issuances and settlements, net	Transfer in Level 3	Transfer out of Level 3	Ending balance as of June 30, 2009	Total gains (losses) included in net income attributable to assets still held
Fixed maturity securities:
Corporate—non-U.S.	$—	$623	$(99)	$—	$4,033	$—	$4,557	$623

Total Level 3 assets	$—	$623	$(99)	$—	$4,033	$—	$4,557	$623

		Total realized and unrealized gains (losses)
	Beginning balance as of January 1, 2009	Included in net income	Included in OCI	Purchases, sales issuances and settlements, net	Transfer in Level 3	Transfer out of Level 3	Ending balance as of June 30, 2009	Total gains (losses) included in net income attributable to assets still held
Fixed maturity securities:
Corporate—non-U.S.	$—	$613	$(111)	$—	$4,055	$—	$4,557	$613

Total Level 3 assets	$—	$613	$(111)	$—	$4,055	$—	$4,557	$613

Realized and unrealized gains (losses) on Level 3 assets and liabilities are primarily reported in either net investment gains (losses) within the condensed consolidated statements of income or OCI within stockholders’ equity based on the appropriate accounting treatment for the instrument.

Purchases, sales, issuances and settlements, net, represent the activity that occurred during the period that results in a change of the asset or liability but does not represent changes in fair value for the instruments held at the beginning of the period. Such activity consists of purchases and sales of fixed maturity securities.

The amount presented for unrealized gains (losses) for assets still held as of the reporting date primarily represents accretion on certain fixed maturity securities which were recorded in net investment gains (losses).

(5) Statutory Accounting

Genworth Mortgage prepares financial statements for its regulator, the Australian Prudential Regulation Authority (“APRA”) in accordance with the accounting practices prescribed by the regulator, which is a comprehensive basis of accounting other than U.S. GAAP. The main differences were as follows:

•	Premium is recognized on a cash receipts basis.

•	Deferred acquisition costs are not recognized.

•	A premium liability is recognized representing the unexpired risk portion of insurance policies written. The premium liability is valued as the present value of the expected future claim payments.

•	Loss and loss adjustment expense reserves include a risk margin and are discounted to present value.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

(Unaudited)

The Company’s APRA net income after tax, capital base, minimum capital requirement and solvency ratio as of and for the year ended December 31 were as follows:

(U.S. dollar amounts in thousands)	2008
APRA net income after tax	$153,009

APRA capital base	$1,248,772
APRA minimum capital requirement	$915,054
APRA solvency ratio	1.37

The APRA solvency ratio is the combined amounts of Genworth Financial Mortgage Insurance Pty Ltd and its wholly-owned subsidiary, Genworth Financial Mortgage Indemnity Limited.

Under the prudential regulation framework in Australia, mortgage insurers are required to establish a catastrophic risk charge defined as a 1 in 250 year event. The Company is required to maintain adequate capital to fund this charge, in addition to normal insurance liabilities, by ensuring that its capital base exceeds its minimum capital requirement at all times.

As of June 30, 2009, the APRA solvency ratio was 1.29.

The Company’s ability to pay dividends to Genworth Financial Mortgage Insurance Holdings Pty Ltd is restricted to the extent the payment of dividends exceeds current year income. Any dividend above this level requires prior approval from APRA. In addition, any dividend payment must result in the Company continuing to meet the APRA minimum capital requirement.